                                                                 Exhibit 5.1





                                BROUSE & MCDOWELL
                            500 FIRST NATIONAL TOWER
                                AKRON, OHIO 44308
                             TELEPHONE 330/535-5711
                                FAX 330/253-8601
                            INTERNET: www.brouse.com


                                  June 5, 1998


American Greetings Corporation
One American Road
Cleveland, Ohio 44144


         In connection with the filing by American Greetings Corporation, an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 with respect to up to $600,000,000 of debt securities of the Company (the "Debt Securities") to be sold by the Company from time to time, we have examined the following:

                  (i) the Amended Articles of Incorporation and the Code of Regulations of the Company, each as currently in effect;

                  (ii) the Registration Statement on Form S-3, Registration No. 333-53197 (including Exhibits thereto), as amended, filed with the Securities and Exchange Commission (the "Registration Statement");

                  (iii) the proposed form of Underwriting Agreement pursuant to which the Debt Securities are to be purchased by the Underwriters and resold to the public;

                  (iv) the proposed form of Indenture under which the Debt Securities are to be issued; and

                  (v) such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

                  Based upon the foregoing, we are of the opinion that:

                  (i) The Company is incorporated and validly existing under the laws of the State of Ohio.

                  (ii) The Debt Securities to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement, the Underwriting Agreement applicable thereto and the Indenture, will be valid and binding obligations of the Company


                  We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the laws of the State of Ohio and we express no opinion under the laws of any other jurisdiction.

                  This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Debt Securities and this letter and the opinions stated herein may not be relied upon for any other purpose.

                  We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Debt Securities."


                                                     Respectfully submitted,




                                                     Brouse & McDowell